Exhibit 23.2

LINDQUIST & VENNUM PLLP

4200 IDS Center	In Denver:
80 South Eighth Street	600 17th Street, Suite 1800 South
Minneapolis, MN 55402-2274	Denver, CO 80202-5441
Telephone: 612-371-3211	Telephone: 303-573-5900
Fax: 612-371-3207	Fax: 303-573-1956

Attorneys At Law	www.lindquist.com

January 11, 2007

Illini Bio-Energy, LLC

3600 Wabash Avenue, Suite C

Springfield, IL  62711-9606

Re:                               Consent of Counsel to the inclusion of Opinions in the Registration Statement of Illini Bio-Energy, LLC under the Securities Act of 1933, as amended.

Ladies and Gentlemen:

We hereby consent to the filing of our opinions as Exhibit 5.1 and Exhibit 8.1 to the Registration Statement of Illini Bio-Energy, LLC (the “Company”) on Form SB-2 filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 36,000,000 Class A Limited Liability Company Units of the Company and to the reference to our firm in the Registration Statement.

Very truly yours,

/s/LINDQUIST & VENNUM PLLP

LINDQUIST & VENNUM PLLP